AMENDMENT

                       Pension Plan for Eligible Employees
                             of Henry I. Siegel Co.


         WHEREAS, Henry I. Siegel Co., Inc., a New York corporation, having heretofore adopted the Pension Plan for Eligible Employees of Henry I. Siegel Co., as previously amended (the "Plan"), hereby further amends the Plan, effective as of January 1, 1997, as follows:

1. Section 1.16 of the Plan is hereby amended by adding the following language at the end thereof:

         "Notwithstanding any other provision of the Plan to the contrary, no individual who is not a Participant of the Plan as of May 20, 1997 shall be or become eligible to participate in the Plan."

2. Section 5.1(a) of the Plan is hereby amended by adding the following language at the end of the first paragraph thereof:

         "No individual shall accrue any additional benefits under the Plan on or after May 20, 1997. Without limiting the foregoing, neither Years of Service nor Compensation on or after May 20, 1997 shall be taken into account in determining the amount of a Participant's Accrued Benefit under the Plan (but Years of Service on and after May 20, 1997 shall be taken into account in determining vesting service under the Plan). The amount of a Participant's Accrued Benefit under the Plan determined as of May 20, 1997 shall not be reduced."


         IN WITNESS WHEREOF, this Amendment has been executed this 24th day of April 1997.

                                          Henry I. Siegel Co., Inc.


                                          By:________________________
                                             EMPLOYER

ATTEST:____________________